Exhibit 99.1

AMARIN ANNOUNCES EXCLUSIVE LICENSE AND SUPPLY AGREEMENT WITH RECORDATI TO COMMERCIALIZE VAZKEPA® (ICOSAPENT ETHYL) IN EUROPE

-- Company to Streamline Global Operations, Resulting in Approximately $70 Million of Cost Savings Over Next 12 Months and Accelerated Path to Positive Cash Flow --

-- Conference Call Today at 8:00 a.m. EDT with Investor Materials Available at AdvancingAmarin.com --

DUBLIN, Ireland and BRIDGEWATER, N.J., June 24, 2025 – Amarin Corporation (NASDAQ: AMRN) today announced that the Company has entered into an exclusive long-term license and supply agreement (the “Agreement”) with Recordati S.p.A. (“Recordati”) to commercialize VAZKEPA® (icosapent ethyl) across 59 countries, focused in Europe. This Agreement capitalizes on the early-stage success of VAZKEPA in Europe by partnering with Recordati to accelerate the depth and reach of the product for patients at-risk of a cardiovascular event. As a result of the Agreement, Amarin will streamline its global operations, which further strengthens the Company’s financial position.

Under the terms of the Agreement:

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Recordati will be responsible for commercialization of VAZKEPA in Europe.
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Amarin will receive:
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Upfront cash of $25 million and milestone payments totalling up to $150 million contingent upon Recordati achieving predefined annual commercial net sales levels;
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Supply-based revenues, including royalties for the supply of the product under the terms of the agreement

Odysseas Kostas, M.D., Chairman of the Amarin Board of Directors, said, “Over the last couple of years, we have done a lot to thoughtfully redesign our operations and strategy in Europe, and we are proud of the efforts and accomplishments of the team in Europe. That said, partnering with Recordati, a market leader in Europe, is now the right decision for the company, financially and for patients.”

Dr. Kostas continued, “We are pleased to place VAZKEPA, a drug with proven, meaningful cardiovascular benefit when added to statins, in the hands of a partner with the capabilities and experience in the cardiovascular space in Europe as Recordati. We believe this partnership for VAZKEPA positions both companies to benefit from future sales growth. Looking forward, Amarin will continue to pursue all options to further maximize long-term shareholder value.”

“This long-term partnership with Recordati for VAZKEPA in Europe, where we have patent protection up to 2039, combined with the Company’s financial strengths – nearly $300 million in cash, no debt, an estimated $70 million in cost savings over the next 12 months and continued cost efficient revenue generation from multiple revenue streams – accelerates the path to positive cash flow and strengthens our strategic position for the future,” said Aaron Berg, President & CEO of Amarin. “We thank our team for their tremendous efforts to advance our global strategy and look forward to driving value for shareholders.”

European Licensing Agreement with Recordati

Recordati is an international pharmaceutical company, headquartered in Milan, Italy, with fully integrated operations across research & development, chemical and finished product manufacturing, commercialization and licensing. With a long heritage in cardiovascular disease, this category represents approximately 25% of Recordati’s Specialty and Primary Care business, and its cardiovascular portfolio addresses a range of diseases including hypertension, heart failure and other conditions. Recordati has a presence in more than 150 countries, including operations in European countries.

“Recordati is a highly successful, well-established partner uniquely positioned to maximize the commercial opportunity for VAZKEPA in Europe. We are confident in Recordati’s ability to lead the next phase of growth and impact patient care with VAZKEPA throughout Europe,” Mr. Berg concluded.

Rob Koremans, Chief Executive Officer, Recordati, commented, “We are extremely pleased with the agreement with Amarin for VAZKEPA® which underscores our deep expertise in the Cardiovascular space and our ongoing commitment to continue strengthening our Specialty & Primary Care business with innovative medicines in our core therapeutic areas. VAZKEPA® is a best-in-class treatment option that complements our existing portfolio, is supported by a robust clinical data package, has the ability to make a meaningful impact for cardiovascular patients and contribute to the growth of Specialty & Primary Care for years to come."

Advancing Amarin’s Growth Strategy

As a result of this Recordati partnership, Amarin is now better positioned to capitalize on the untapped global potential of VASCEPA/VAZKEPA while operating with increased efficiency to capture value from multiple revenue streams, further strengthening the Company’s financial position and accelerating its path to positive cash flow.

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Streamlining global operations to drive an estimated $70 million in cost savings over the next 12 months: Amarin will immediately initiate a global restructuring, with the vast majority of estimated cost savings from reduced commercialization expense from the Company’s Europe operations.
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Efficiently driving VASCEPA revenue in the U.S.: Amarin will continue maximizing its U.S. business, which is a mature, profitable enterprise with meaningful cash flows. The Company has multiple levers to continue to drive VASCEPA revenue and cash flow generation.
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Advancing access and penetration from Rest of World partnerships with minimal capital required: Amarin will continue to efficiently generate revenue through its partnerships in key international markets, many of which are in early commercialization stages, including Canada, MENA, China, Australia / New Zealand, and Southeast Asia, and will support these partners in their regulatory and commercial efforts to maximize the value of VASCEPA/VAZKEPA globally.

The important actions announced today better position the Company to deliver shareholder value.

Barclays has served as financial advisor on this transaction. The Board and management, with the assistance of Barclays, will continue to explore potential strategic actions to maximize value for shareholders.

Wilke Farr & Gallagher LLP has served as legal counsel on the Agreement.

Conference Call Information

Amarin will host a conference call at 8:00 a.m. ET to discuss the announcement. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing 877-545-0523 within the United States, 973-528-0016 from outside the United States, and referencing conference ID 343003. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 52649. A replay of the call will also be available through the Company's website shortly after the call.

Supplemental Materials

Investor materials, including a presentation, question and answer document and infographic, are available at AdvancingAmarin.com.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Denmark and Austria.

United States

Indications and Limitation of Use
VASCEPA is indicated:

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As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
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established cardiovascular disease or
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diabetes mellitus and two or more additional risk factors for cardiovascular disease.
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As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

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VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
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VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
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It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
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VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel, or warfarin.
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Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
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Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
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Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
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Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2024 and the potential impact and outlook for achievements in 2025 and beyond; Amarin’s 2025 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; expectations regarding potential strategic collaboration and licensing agreements with third parties, including our ability to attract additional collaborators, as well as our plans and strategies for entering into potential strategic collaboration and licensing agreements and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending March 31, 2025 and annual report on Form 10-K for the fiscal year ended 2024. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations) including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

Or

Nick Lamplough, Tali Epstein

Collected Strategies

Amarin-CS@collectedstrategies.com